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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 22, 2006

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

New Jersey                    001-33088                     22-2956711
----------                    ---------                     ----------
(State Or Other              (Commission                   (IRS Employer
Jurisdiction Of              File Number)              Identification No.)
Incorporation)

    224-S Pegasus Avenue, Northvale, NJ                            07647
    ----------------------------------------------------------------------
    (Address of Principal Executive Offices)                     (Zip Code)

        Registrant's telephone number, including area code (201) 784-8168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

         On November 22, 2006, Ivivi Technologies, Inc. (the "Company") announced the closing of the sale of 250,000 shares of common stock, no par value per share, of the Company ("Common Stock") pursuant to the partial exercise of the over-allotment option granted to the underwriters in connection with the initial public offering of the Common Stock, which closed on October 24, 2006. These shares were sold at the initial public offering price of $6.00 per share. Net proceeds to the Company from the exercise of the over-allotment option are expected to be approximately $1.35 million.

         A copy of the Company's press release, dated November 22, 2006, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

       (d)  Exhibits

            99.1     Press Release dated November 22, 2006.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             IVIVI TECHNOLOGIES, INC.


                                             By:    /Andre' DiMino
                                             Name:  Andre' DiMino
                                             Title: Vice Chairman and Co-Chief
                                                    Executive Officer


Date:    November 22, 2006

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